UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 27, 2012

STREAM GLOBAL SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 310, Wellesley, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 304-1800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 27, 2012, Stream Global Services, Inc., (the “Company”) and certain of its subsidiaries entered into a Third Amendment (the “Third Amendment”) to that certain Credit Agreement, dated as of October 1, 2009, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, the Company, the Company’s subsidiaries signatory thereto and the other lenders party thereto, as amended (the “Credit Agreement”).

The Third Amendment modified a number of provisions in the Credit Agreement, including but not limited to the following:

•                  the aggregate lenders’ commitments increased from $100.0 million to $125.0 million;

•                  the scheduled maturity date of the Credit Agreement was extended from October 1, 2013 to December 27, 2017, subject to certain limitations;

•                  the margin payable on base rate loans and Libor loans was reduced as follows:  if average daily net availability is (1) greater than or equal to $66.67 million, the base rate margin is 1.25% and the Libor rate margin is 2.25%, (2) less than $66.67 million but greater than or equal to $33,333,333, the base rate margin is 1.50% and the Libor rate margin is 2.50%, and (3) less than $33,333,333, the base rate margin is 1.75% and the Libor rate margin is 2.75%;

•                  the borrowing base formula was modified with respect to unbilled accounts in a manner that may increase availability under the Credit Agreement;

•                  the covenants restricting the incurrence of indebtedness and making investments were modified to give the Company and its subsidiaries increased ability to make intercompany loans and investments;

•                  various covenants were modified to permit a specified sale leaseback transaction;

•                  various provisions were amended to permit a subsidiary of the Company to consummate a possible acquisition of a European company and, subject to certain conditions, to include certain eligible receivables of that company in the borrowing base calculation;

•                  certain foreign subsidiaries were removed as borrowers under the Credit Agreement, and the Company’s ability to deem certain Philippines subsidiaries as guarantors, upon the satisfaction of specified conditions, was deleted; and

•                  the definition of Consolidated EBITDA was modified to also include certain additional “add backs,” in some cases subject to dollar caps, for fees and expenses incurred in connection with certain prior transactions and certain restructuring costs incurred in connection with acquisitions permitted under the Credit Agreement.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit Number	Description

10.1

Third Amendment to Credit Agreement, dated as of December 27, 2012, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, the Company and each of the subsidiaries of the Company signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STREAM GLOBAL SERVICES, INC.

Date: January 2, 2013

	By:	/s/ Matthew A. Ebert
	Name:	Matthew A. Ebert
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amendment to Credit Agreement, dated as of December 27, 2012, by and among Wells Fargo Capital Finance, LLC, in its capacity as agent for the lenders and bank product providers party thereto, the Company and each of the subsidiaries of the Company signatory thereto.